UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




            Date of Report (Date of earliest reported) July 18, 2002


                       MidAmerican Energy Holdings Company
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


              Iowa                      0-25551                   94-2213782
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(State or other jurisdiction          (Commission               (IRS Employer
    of incorporation)                 File Number)          Identification No.)


666 Grand Avenue, Des Moines, Iowa                                   50309
----------------------------------                               ------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (515) 242-4300
                                                     --------------


                                       N/A
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         On July 17, 2002, Kern River Gas Transmission Company ("Kern River"), an indirect subsidiary of MidAmerican Energy Holdings Company, announced that it had received approval on July 17, 2002 from the Federal Energy Regulatory Commission ("FERC") to construct and operate the Kern River 2003 Expansion Project from southwestern Wyoming to southern California. A copy of the press release announcing Kern River's receipt of the FERC approval is included as an Exhibit hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 - Press Release dated July 17, 2002





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MIDAMERICAN ENERGY HOLDINGS COMPANY



                                    Paul J. Leighton
                                    Vice President, Assistant General Counsel
                                      and Assistant Secretary


Date:  July 18, 2002

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                                 EXHIBITS INDEX

Exhibit
Number      Exhibit
-------     -------

99.1        Press Release dated July 17, 2002


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                                                                  EXHIBIT 99.1

Date: July 17, 2002


Contact:    John K. Nicksich
            Media
            801-584-6367
            John.nicksich@williams.com


            Kern River Receives FERC Approval on Expansion Project

         Salt Lake City -- Kern River Gas Transmission Company today received approval from the Federal Energy Regulatory Commission to construct and operate the Kern River 2003 Expansion Project from southwestern Wyoming to southern California. The expansion will provide an additional 906 million cubic feet per day of natural gas to customers in Utah, Nevada and California.

         "We are very pleased with the FERC's expeditious approval of the Kern River 2003 Expansion Project," said Robert L. Sluder, president of Kern River. "It demonstrates how federal and state agencies can work in cooperation with project sponsors to timely respond to market demands. The expansion project will provide direct access for Wyoming and Utah natural gas production to premium markets in the West. The project will directly serve nearly 6,000 megawatts of new electric generation and help promote energy price stability and reliability throughout the western market."

         The $1.2 billion expansion project consists of 717 miles of loop pipeline adjacent to the existing pipeline system; 163,700 horsepower of compression at three new and six existing compressor stations; and modifications to five existing meter stations. The Kern River 2003 Expansion Project will more than double the amount of natural gas transported on the Kern River system. When completed, the Kern River system will be able to transport approximately 1.73 billion cubic feet per day.

         It is anticipated construction will begin in August 2002 to meet a May 1, 2003, facilities in-service date. When complete, Kern River will contribute more than $12 million annually in new tax revenue to counties along the Kern River System.

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Kern River Receives FERC Approval
Page 2

         Kern River Gas Transmission Company owns and operates a 926-mile interstate natural gas pipeline between southwestern Wyoming and southern California. With headquarters in Salt Lake City, Kern River currently delivers more than 845.5 million cubic feet per day of natural gas to expanding markets in Utah, Nevada and California. Kern River is a subsidiary of MidAmerican Energy Holdings Company.

         MidAmerican Energy Holdings Company is based in Des Moines, Iowa, and is a privately owned global provider of energy services. Through its energy-related business platforms - CalEnergy Generation, Kern River Gas Transmission Company, MidAmerican Energy and Northern and Yorkshire Electric - MidAmerican provides electric and natural gas service to 5 million customers worldwide. Information on MidAmerican is available on the Internet at www.midamerican.com. Information on HomeServices of America, the company's wholly owned residential real estate brokerage business, is available on the Internet at www.homeservices.com.